Exhibit 99.2

Matson First Quarter 2018 Earnings Conference Call May 1, 2018

First Quarter 2018 Earnings Conference Call Matson.

# Opening Remarks

- Matson's results were higher YoY in 1Q18
  - Favorable contributors include:
    - Lower vessel operating costs
    - Higher contribution from SSAT
    - Higher volume in Alaska
    - Timing of fuel surcharge collections
    - Higher contribution from Logistics
  - Unfavorable trends include:
    - Lower volume in China
    - Lower contribution from Guam
- New vessel build program on track
- Raising full year 2018 outlook
  - Expect improvements across core tradelanes except Guam and China
  - Expect 2018 operating income to be modestly higher than level achieved in FY 2017



EPS, Fully Diluted
$ 0.16
$ 0.33
1Q 2017
1Q 2018



Net Income
($ in millions)
$ 7.0
$ 14.2
1Q 2017
1Q 2018



EBITDA
($ in millions)
$ 52.3
$ 62.1
1Q 2017
1Q 2018

See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics.

3 | First Quarter 2018 Earnings Conference Call

Matson

Hawaii Service First Quarter 2018 Performance Container volume decreased 1.9% YoY Primarily due to lower eastbound volume 1 sailing at end of 1Q18 pushed into Q2 Stable market share Modest uptick in economic conditions in Hawaii Core westbound volume essentially flat YoY Construction-related volumes were relatively flat YoY Container Volume (FEU Basis) Full Year 2018 Outlook Expect flat-to-modest volume growth as Hawaii economy remains strong Expect stable market share Note: Competitor service issues from 3Q 2015 through 2Q 2016 positively impacted container volume. 4Q 2016 volume includes the benefit of a 53rd week. 44,000 42,000 40,000 38,000 36,000 34,000 32,000 30,000 Q1 Q2 Q3 Q4 2016 2017 2018 4 First Quarter 2018 Earnings Conference Call Matson.

Hawaii Economic Indicators Real GDP Growth Construction Jobs Growth Real Building Permits Growth “We continue to have a fairly sanguine view of [construction] industry prospects, given the substantial number of residential projects still in the pipeline and ongoing public infrastructure work. Our outlook for the industry remains largely unchanged, with essentially the current level of employment continuing through the end of the decade.” – UHERO, March 2, 2018 Latest UHERO projections indicate a modest pickup in economic activity in the short-term, but construction cycle over the medium-term looks positive. Source: http://www.uhero.hawaii.edu/assets/18Q1_StateUpdate_Public.pdf real GDP Growth Construction jobs growth real building permits growth 2.5% 2.0% 1.5% 1.0% 0.5% 0.0% 2017 2018 2019 2020 Sep. ’17 Proj. Dec. ’17 Proj. Mar. ’18 Proj. 2.0% 0.0% -2.0% -4.0% -6.0% 10.0% 5.0% 0.0% -5.0% Yoy Growth 5 First Quarter 2018 Earnings Conference Call Matson.

China Expedited Service (CLX) First Quarter 2018 Performance Container volume decreased 22.2% YoY Nearly 2/3 of decline due to two fewer sailings: 1 sailing at end of 1Q18 pushed into Q2 1 dry-dock return voyage in 1Q17 Lower volume during Lunar New Year period Continued to realize a sizeable rate premium Container Volume (FEU Basis) Full Year 2018 Outlook Transpacific capacity increases in excess of demand growth Expect continued strong demand for Matson’s highly differentiated expedited service Expect average rate to approximate the favorable level achieved in 2017 Expect volume to be modestly lower than 2017 level, which included dry-dock return volume Note: Hanjin bankruptcy positively impacted 4Q 2016 volume. Additionally, 4Q 2016 volume includes the benefit of a 53rd week. 6 Matson. 20,000 18,000 16,000 14,000 12,000 10,000 8,000 Q1 Q2 Q3 Q4 2016 2017 2018 First Quarter 2018 Earnings Conference Call Matson.

Guam Service First Quarter 2018 Performance Container volume decreased 9.3% YoY Continued competitive pressure from APL Market was essentially flat YoY Container Volume (FEU Basis) Full Year 2018 Outlook Expect heightened competitive environment and lower volume Matson’s significant transit advantage expected to remain with superior on-time performance Note: 4Q 2016 volume includes the benefit of a 53rd week. APL increased service frequency to weekly in December 2016. 7,000 6,500 6,000 5,500 5,000 4,500 4,000 3,500 3,000 Q1 Q2 Q3 Q4 2016 2017 2018 7 First Quarter 2018 Earnings Conference Call Matson.

Alaska Service First Quarter 2018 Performance Container volume increased 10.1% YoY primarily due to higher NB volume TOTE dry-dock volume 1 sailing at end of 4Q17 pushed into January Early signs of Alaska economy beginning to stabilize Container Volume (FEU Basis) Full Year 2018 Outlook Expect FY 2018 volume to be modestly higher than the level achieved in 2017 Increase in NB volume, partially offset by lower SB seafood volume Note: 4Q 2016 volume includes the benefit of a 53rd week. 1Q 2018 and 4Q 2017 volume figures include volume related to a competitor’s vessel dry-docking. 22,000 20,000 18,000 16,000 14,000 12,000 10,000 Q1 Q2 Q3 Q4 2016 2017 2018 8 First Quarter 2018 Earnings Conference Call Matson.

SSAT Joint Venture First Quarter 2018 Performance Terminal joint venture contribution was $10.5 million, $5.6 million higher than last year Nearly half of increase related to increased lift volume Balance of YoY increase related to one-time items Equity in Income of Joint Venture Full Year 2018 Outlook Expect FY 2018 terminal joint venture contribution to be higher than the 2017 level Expect to continue to benefit from launch of new global shipping alliances 9 First Quarter 2018 Earnings Conference Call Matson. $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 Q1 Q2 Q3 Q4 2016 2017 2018 Matson.

Matson Logistics First Quarter 2018 Performance Operating income increased $2.3 million YoY to $4.2 million Improved performance across most service lines Tight truck market plays to Matson Logistics’ strengths in customer service Span Alaska marked improvement YoY as economy is showing signs of stabilizing Operating Income 2018 Outlook Expect FY 2018 operating income to moderately increase over 2017 level of $20.6 million Expect 2Q 2018 operating income to increase from the level achieved in the prior year period of $6.9 million Note: Acquired Span Alaska in 3Q 2016. 10 First Quarter 2018 Earnings Conference Call Matson. $8.0 $7.0 $6.0 $5.0 $4.0 $3.0 $2.0 $1.0 $0.0 Q1 Q2 Q3 Q4 2016 2017 2018

Financial Results – Summary Income Statement See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics. (1) Includes a non-cash tax adjustment of $3.3 million resulting from a reduction in the alternative minimum tax receivable under the Tax Cuts and Jobs Act. Quarters Ended 3/31 D ($ in millions, except per share data) 2018 2017 $ % Revenue Ocean Transportation $ 379.3 $ 370.0 $ 9.3 2.5% Logistics 132.1 104.4 27.7 26.5% Total Revenue $ 511.4 $ 474.4 $ 37.0 7.8% Operating Income Ocean Transportation $ 24.5 $ 15.3 $ 9.2 60.1% Logistics 4.2 1.9 2.3 121.1% Total Operating Income $ 28.7 $ 17.2 $ 11.5 66.9% $ 32.6 $ 35.9 ($ 3.3) -9.2% Interest Expense $ 5.0 $ 6.3 ($ 1.3) Income Tax Rate 42.0% 30.7% Net Income $ 14.2 $ 7.0 $ 7.2 EPS, diluted $ 0.33 $ 0.16 $ 0.17 EBITDA $ 62.1 $ 52.3 $ 9.8 18.7% Depreciation and Amortization (incl. dry-dock amortization) (1) 11 Matson. First Quarter 2018 Earnings Conference Call

Financial Results – Summary Balance Sheet Total debt of $903.6 million Net debt of $889.0 million Net debt-to-LTM EBITDA of 2.9x See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics. Debt Levels ($ in millions) ASSETS Cash and cash equivalents $ 13.7 $ 19.8 Other current assets 255.1 246.2 Total current assets 268.8 266.0 Investment in Terminal Joint Venture 96.7 93.2 Property and equipment, net 1,215.0 1,165.7 Intangible assets, net 222.4 225.2 Goodwill 323.7 323.7 Other long-term assets 161.3 173.7 Total assets $ 2,287.9 $ 2,247.5 LIABILITIES AND SHAREHOLDERS’ EQUITY Current portion of debt $ 36.5 $ 30.8 Other current liabilities 239.1 255.5 Total current liabilities 275.6 286.3 Long-term debt 867.1 826.3 Other long-term liabilities 462.8 456.7 Total long-term liabilities 1,329.9 1,283.0 Total shareholders’ equity 682.4 678.2 Total liabilities and shareholders’ equity $ 2,287.9 $ 2,247.5 March 31, December 31, 2018 2017 12 First Quarter 2018 Earnings Conference Call Matson.

Cash Generation and Uses of Cash (1) Includes capitalized interest and owner’s items. ($ 50.0) $ 0.0 $ 50.0 $ 100.0 $ 150.0 $ 200.0 $ 250.0 $ 300.0 $ 350.0 $ 400.0 $ 450.0 Cash Flow from Operations Net Borrowings CCF Withdrawal Maint. Capex New Vessel Capex (1) Dividends Share Repurchase Other Net decrease in cash $ in millions Last Twelve Months Ended March 31, 2018 $ 250.8 $ 123.3 $ 30.3 ($ 45.2) ($ 308.4) ($34.2) ($18.6) ($ 3.8) ($ 5.8) 13 First Quarter 2018 Earnings Conference Call Matson.

New Vessel Payments and Percent of Completion Vessel Construction Expenditures Actual and Estimated Vessel Progress Payments FY 2018 ($ in millions) 1Q Cash Capital Expenditures $ 54.0 Capitalized Interest 3.7 Capitalized Vessel Construction Expenditures $ 57.7 Cumulative through 12/31/17 Fiscal Year Ending December 31, ($ in millions) 2018 2019 2020 Total Two Aloha Class Containerships $ 253.8 $ 137.7 $ 19.4 $ 0.0 $ 410.9 Two Kanaloa Class Con-Ro Vessels 111.2 207.6 174.5 23.3 516.6 Total New Vessel Actual and Progress Payments $ 365.0 $ 345.3 $ 193.9 $ 23.3 $ 927.5 First block in the dock on the Kaimana Hila. Percent of Completion (as of April 30, 2018) 91% 53% 15% 0% Daniel K. Inouye Kaimana Hila Lurline Matsonia 14 First Quarter 2018 Earnings Conference Call Matson.

2018 Outlook Outlook Items FY 2018 2Q 2018 Operating income: Ocean Transportation Modestly higher than $128.8 million achieved in FY 2017 To approach 2Q17 level of $39.0 million Logistics Moderately higher than $20.6 million achieved in FY 2017 Moderately higher than 2Q17 level of $6.9 million Depreciation and Amortization Approximately $132 million, including $36 million in dry-dock amortization - EBITDA Lower than FY 2017 level of $296.0 million - Interest Expense Approximately $23 million - GAAP Effective Tax Rate Approximately 28% for remaining 3 quarters; 42% in 1Q due to adjustment under Tax Cuts and Jobs Act(1) - (1) Includes a non-cash tax adjustment of $3.3 million resulting from a reduction in the alternative minimum tax receivable under the Tax Cuts and Jobs Act. 15 First Quarter 2018 Earnings Conference Call Matson.

Matson Addendum

# Addendum – Non-GAAP Measures

Matson reports financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA"), and Net Debt/EBITDA.

**NET DEBT RECONCILIATION**

| (In millions) | | March 31, 2018 |
|---|---|---|
| Total Debt: | $ | 903.6 |
| Less: Cash and cash equivalents | | (13.7) |
| Capital Construction Fund - cash on deposit | | (0.9) |
| Net Debt | $ | 889.0 |

**EBITDA RECONCILIATION**

| (In millions) | Three Months Ended March 31, 2018 | 2017 | Change | Last Twelve Months |
|---|---|---|---|---|
| Net Income | $ 14.2 | $ 7.0 | $ 7.2 | $ 239.2 |
| Add: Income taxes | 10.3 | 3.1 | 7.2 | (99.6) |
| Add: Interest expense | 5.0 | 6.3 | (1.3) | 22.9 |
| Add: Depreciation and amortization | 23.4 | 24.4 | (1.0) | 99.4 |
| Add: Dry-dock amortization | 9.2 | 11.5 | (2.3) | 43.9 |
| EBITDA (1) | $ 62.1 | $ 52.3 | $ 9.8 | $ 305.8 |

(1) EBITDA is defined as the sum of net income plus income taxes, interest expense and depreciation and amortization (including deferred dry-docking amortization). EBITDA should not be considered as an alternative to net income (as determined in accordance with GAAP), as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. Our calculation of EBITDA may not be comparable to EBITDA as calculated by other companies, nor is this calculation identical to the EBITDA used by our lenders to determine financial covenant compliance.

17 | First Quarter 2018 Earnings Conference Call

Matson.